UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 12, 2012 (October 9, 2012)

AMERICAN REALTY CAPITAL TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-35439	71-1036989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of principal executive offices)

(646) 937-6900
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Sponsor Earns and is Paid Subordinated Incentive Listing Fee

Pursuant to the terms set forth in the Incentive Listing Fee Note Agreement, the Subordinated Incentive Listing Fee Note was issued to AR Capital, LLC (the “Sponsor”) on October 9, 2012, the end of the calculation period, in the amount of $63,189,091. On October 12, 2012, the outstanding principal amount, plus $1,201.25 in accrued interest, was paid to the Sponsor in full satisfaction of the Subordinated Incentive Listing Fee Note.

A description of the Incentive Listing Fee Note Agreement and the transactions related thereto is set forth in a Current Report on Form 8-K filed on September 12, 2012 by American Realty Capital Trust, Inc. Such description is a summary and is qualified in its entirety by the terms of the Incentive Listing Fee Note Agreement, which is incorporated herein by reference. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in such Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST, INC.

October 12, 2012	By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	Chief Executive Officer and President